POWER OF ATTORNEY
Know all by these presents, that the undersigned officer and/or director (herein, the Filer) of COMMUNITY HEALTH SYSTEMS, INC., (the Company) hereby constitutes and appoints each of RACHEL A. SEIFERT, W. LARRY CASH, GREGORY L. GRISSOM and CHRISTOPHER G. COBB, signing singly, the Filers true and lawful attorney-in-fact to: 1. execute for and on behalf of the Filer, a FORM ID (or any such form as may be adopted) for the purpose of obtaining on behalf of Filer, a CIK, CCC and other filing codes and related items from the Securities and Exchange Commission (the SEC) as necessary to permit each such Filer to make filings on the SECs Electronic Data Gathering, Analysis and Retrieval system, and to perform all acts necessary in order to obtain such codes and related items as he or she shall deem appropriate; 2. execute for and on behalf of the Filer, in the Filers capacity as an officer and/or director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the rules thereunder; 3. do and perform any and all acts for and on behalf of the Filer which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and 4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the Filer in his or her capacity as an officer and/or director of the Company, it being understood that the documents executed by such attorney-in-fact on behalf of the Filer pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The Filer hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Filer acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Filer, are not assuming, nor is the Company assuming, any of the Filers responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the Filer is no longer required to file Forms 3, 4, and 5 with respect to the Filer's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Filer in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the Filer has caused this Power of Attorney to be executed as of this 18th day of January, 2014.
/s/ Lynn T Simon MD
Lynn T Simon MD